<SEQUENCE>6
<FILENAME>exh4-3warrantcert_eci.txt


                              REDEEMABLE  WARRANT

             WARRANT TO PURCHASE _______________ SHARES OF COMMON STOCK

                            EMISSION CONTROL INC.

     This certifies that, for the value received
______________________________________________________________________________,
the registered holder hereof or its assigns (the "Warrant Holder") is entitled to purchase from Emission Control Inc., a Nevada corporation (the "Company") at any time from ________________ to ________________, at the purchase price of $.05 per share (the "Warrant Price"), the number of shares of Common Stock, par value $.001, of the Company set forth above. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agency Agreement referred to below.

     The Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form, duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company,
Suite 1250, 520-5th. Ave., SW, Calgary, Alberta, T2P 3R7, Canada.   Payment of
such price shall be made at the option of the Warrant Holder in cash or by certified funds.

     The Company shall not permit the exercise of any redeemable Warrants until a registration statement is in effect for the common shares to be purchased upon the exercise of the Warrants pursuant to the Warrant Agency Agreement.

     This Warrant evidences the right to purchase an aggregate of up to
_______________________________________________________________________________
shares of Common Stock, $.001 par value, of the Company and is issued under and in accordance with a Warrant Agency Agreement dated as of _____________________ (the "Warrant Agency Agreement"), between the Company and Interwest Transfer Company, Inc., which is incorporated by reference, and is subject to the terms and provisions contained in the Warrant Agency Agreement, to all of which the Warrant Holder of this Warrant by acceptance hereof consents.

     This Warrant is redeemable by the Company, in whole or in part, upon thirty days notice to the Warrant Holder, at the price of $.0001 per warrant (the "Redemption Price). The Company shall have the right to redeem warrants at the redemption price only if a registration statement for the shares underlying the warrants has been given an effective date by the Securities and Exchange Commission and the bid for the Company's publicly traded Common shares is above $.06 for ten consecutive trading days.

     Upon any partial exercise of this Warrant, there shall be signed and issued to the Warrant Holder hereof, a new Warrant in respect to the Shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Company by surrender of this Warrant, properly endorsed, for one or more new Warrants to purchase the same aggregate number of shares represented by the Warrants exchanged. No fractional shares will be issued hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. This Warrant is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agency Agreement.

     This Warrant does not entitle any Warrant Holder to any of the rights of a stockholder of the Company.

Dated:________________________

                              EMISSION CONTROL INC.


                              By:   ______________________________
                                      James Durward, President


Attest:________________________

                                     ASSIGNMENT

         (Form of Assignment to be Executed if the Warrant Holder Desires to Transfer Warrants Evidenced Hereby)


FOR VALUE RECEIVED, _________________________________________________________

hereby sells, assigns and transfers to
__________________________________________________


________________________________________________
(Please insert social security or other identifying number)


________________________________________________

________________________________________________

________________________________________________
(Please print name and address including zip code.)

_______________________________________________________________________________

Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint

_______________________________________________________________________________
Attorney, to transfer said Warrants on the books of the Warrant Agent with full power of substitution in the premises.

Dated:____________________________




                              _____________________________________
                              Signature

                              (Signature must conform in all respects to name of Warrant holder as specified on the face of this Warrant Certificate)

Signature Guaranteed:

_________________________________


                                PURCHASE FORM

              (Form of Exercise to be Executed if the Warrant Holder
                  Desires to Exercise Warrants Evidenced Hereby)

Warrant Agent:

     The Undersigned hereby irrevocably elects to exercise ____________________ Warrants represented by this Warrant Certificate and to purchase thereunder the full number of Share issuable upon exercise of such Warrants and encloses $______________________as the purchase price therefor, and requests that certificates for such Shares shall be issued in the name of, and cash for any fractional Shares shall be paid to,
_____________________________________________________________


_____________________________________________
(Please insert social security or other identifying number)


____________________________________

____________________________________

____________________________________
(Please print name and address including zip code.)

_______________________________________________________________________________
and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants evidenced by this Warrant Certificate, be delivered to the Warrant Holder except as such unexercised number of Warrants may be assigned under the form of Assignment appearing hereon.

Dated: ____________________________

                              _______________________________________
                              Signature

                             (Signature must conform in all respects to
                              name of the Warrant Holder as specified on the face of this Warrant Certificate)

Signature Guaranteed:

____________________________________

NOTICE: Signature must be medallion signature guaranteed by a commercial bank or member firm of one of the following: New York Stock Exchange, Pacific Stock Exchange, American Stock Exchange or National Association of Securities Dealers.